Exhibit 10.18

MAINTENANCE AGREEMENT

MAINTENANCE AGREEMENT (this “Agreement”), dated as of July 23, 2003, made by Universal Access, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CityNet Telecommunications, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Provider”).  All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Provider and the Company entered into that certain Stock Purchase Agreement (the “Purchase Agreement”) by and between the Provider and the Company dated as of April 7, 2003;

WHEREAS, pursuant to the Purchase Agreement, the Provider will transfer the Fiber Ring Assets to the Company upon the Closing;

WHEREAS, as a condition to the Closing, the Provider and the Company agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1                                   TERM OF AGREEMENT

1.1.                              Initial Term.  This Agreement commences on the date first above written, and will remain in effect for the period of five (5) years, except as otherwise provided herein.

1.2.                              Extension of Term.  This Agreement will extend automatically for monthly periods unless either party to this Agreement notifies the other party in writing at least thirty (30) days before the expiration of the then current term.

1.3                                 Termination of Term.  Notwithstanding the foregoing, either party may terminate this Agreement at any time without liability by providing one hundred eighty (180) days written notice to the other party.

SECTION 2                                 DESCRIPTION OF SERVICES AND FEES

2.1.                              Services.

(a) The Provider or its affiliate will provide the Company, with respect to the Fiber Ring Assets, all maintenance services (including but not limited to jetwashing and related ancillary services) required under the Provider’s license agreements with the municipalities in which the Fiber Ring Assets are located (each a “City Rights Agreement”), and monitoring, emergency response and emergency splicing (collectively, the “Services”). If a service call is required to restore the Fiber Ring Assets to good operating condition, the Company will notify the Provider promptly after it becomes aware of the service affecting problem.

(b)                                 The Services shall not include any of the following:

(i)                                     remedial or preventive maintenance service performed outside that expressly defined in this Section 2.1;

(ii)                                  repair of damage or loss resulting from accident, neglect, misuse or abuse or causes other than ordinary use by the Company for the purpose for which any of the Fiber Ring Assets was designed (collectively, “Repairs”); provided that Services do include Repairs if the damage or loss is caused by the Provider;

(iii)                               making specification or field engineering changes;

(iv)                              unless authorized in writing by the Provider, services resulting from, or which are impractical for the Provider to render because of, any adjustment, repair, maintenance, modification or alteration of the Fiber Ring Assets by any person other than the Provider; and

(v)                                 service calls required to restore any of the Fiber Ring Assets to good operating condition, if the Company fails to notify the Provider of a need for service within one (1) day of the Company’s knowledge of such need, and such delay has made the provision of the Services more costly.

2.2.                              Availability of the Services and Repairs.  The Provider will be available to provide the Services 24 hours per day, seven (7) days per week.  Periodically during the term of this Agreement, the Provider will provide to the Company contact information and reasonable protocols to be followed in order to schedule performance of the Services.

2.3.                              Fees.  In each of the first twelve months of this Agreement, the Company shall pay to the Provider $40,000 per month in exchange for the Services (the “Service Fee”).  Upon each anniversary of the commencement of this Agreement, the Service Fee shall be increased by a percentage that reflects the actual increases in the Provider’s cost of providing the Services, if any. All materials and labor required to provide any Repairs or any other services or other work not specified in Section 2.1(a) hereof requested by the Company shall be billed to the Company, in addition to the Service Fee as adjusted, at a rate equal to the Provider’s actual cost plus 10% service/overhead fee.

SECTION 3                                 COVENANTS OF THE COMPANY

As a condition to receiving the Services under this Agreement, the Company hereby agrees and covenants as follows:

3.1.                              Access to the Fiber Ring Assets.  The Company will provide full and free access to the equipment in which to perform service on a 24/7 basis.

3.2.                              Operation of the Fiber Ring Assets.  The Company shall take any and all actions, and refrain from taking any action, within the control of the Company, to ensure that the Provider remains in compliance with, and does not breach or violate the terms of, a City Rights Agreement or any other agreement related to the Fiber Ring Assets to which the Provider is a party.  This obligation shall include operating the Fiber Ring Assets in such a manner, and performing certain of the obligations of the operator of the Fiber Ring Assets, so as to remain in compliance with such agreements.  The Company acknowledges that it has received and reviewed each of the City Rights Agreements set forth on Schedule 3.2 hereto.  The obligations under this Section 3.2 shall survive termination of this Agreement for the life of any applicable City Rights Agreement or similar license.  In any sale of a fiber ring, any transferee must agree to assume these obligations from Buyer.

3.3.                              Transfer of the Fiber Ring Assets.  The Company shall not sell, transfer or otherwise attempt to convey or dispose of any part of the Fiber Ring Assets, other than sales and leases of capacity or of individual fiber strands in the ordinary and usual course of business unless the Provider consents to such transaction, which consent will not be withheld if, (a) the proposed transferee consents in writing to the assumption of all obligations of the Company under this Agreement, including those obligations to be undertaken under other agreements pursuant to Section 3.3, and (b) all governmental approvals (under City Rights Agreements or otherwise) have been obtained, with the Provider having the right (if it elects) to coordinate such efforts if it is the counterparty under such agreements requiring approval (with the Company to pay the reasonable costs of doing so).

SECTION 4                                 COVENANTS OF THE PROVIDER

As a condition to receiving the Service Fee and any other fees payable to the Provider under this Agreement, the Company hereby agrees and covenants as follows:

4.1.                              Commercially Reasonable Efforts.  The Provider shall undertake commercially reasonable efforts to provide the Services and Repairs. The Provider shall provide the Services and Repairs in a professional and workmanlike manner.

4.2.                              Access to Information.  The Provider shall make available any and all information held by it that is necessary and reasonable for the Company to fulfill its obligations under Section 3.3 of this Agreement.

4.3                                 Maintenance of Insurance.  The Provider will obtain and maintain appropriate liability insurance in an amount of not less than $1,000,000 combined single limit for accidents or occurrences which cause bodily injury, death or property damage related to the performance of the Services.   The insurance policy willname the Company as an additional insured.  The Provider will provide the Company with a certificate of insurance issued to evidence such coverage.  Such certificate will provide that there shall be no cancellation, non-renewal, or modification of such coverage without thirty days’ prior written notice to the Company.

4.4                                 Operation of the Fiber Ring Assets.  The Provider shall take any and all actions, and refrain from taking any action, within the control of the Provider, to ensure that the Company remains in compliance with, and does not breach or violate the terms of a City Rights Agreement.

SECTION 5                                 MISCELLANEOUS

5.1.                              Excused Non-Performance.  The Provider shall not be liable nor deemed to be in default for any delay or failure in performance under this Agreement resulting, directly or indirectly, from causes beyond the reasonable control of the Provider, provided that the Provider shall refund to the Company a pro rata portion of the Service Fee for any period in excess of two (2) weeks during which the Provider fails to or is unable for any reason to provide the Services or Repairs called for under this Agreement.  Service provided under this Agreement does not assure uninterrupted operation of equipment.

5.2.                              Limited Warranty.  The Provider shall provide maintenance under this Agreement for the fixed rate without regard to the number of legitimate service requests by the Company.

5.3                                 Limitation of Liability.  EXCEPT AS STATED ABOVE, THE PROVIDER’S OBLIGATIONS UNDER THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED.  ALL IMPLIED WARRANTIES ARE LIMITED TO THE DURATION OF THIS AGREEMENT.  A PARTY’S TOTAL LIABILITY TO THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT, FOR ANY AND ALL CAUSES OF ACTIONS AND CLAIMS, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS, SHALL BE:

(a) FOR BODILY INJURY OR DEATH TO ANY PERSON PROXIMATELY CAUSED BY A PARTY’S NEGLIGENCE, THE AMOUNT OF DIRECT DAMAGES PROVEN;

(b) FOR LOSS OR DAMAGE TO REAL PROPERTY OR TANGIBLE PERSONAL PROPERTY PROXIMATELY CAUSED BY A PARTY’S NEGLIGENCE, THE AMOUNT OF DIRECT DAMAGES PROVEN;

(c) FOR ANY DAMAGES ARISING OUT OF THE WILLFUL OR INTENTIONAL MISCONDUCT OF A PARTY, THE AMOUNT OF DIRECT DAMAGES PROVEN;

(d) FOR ALL OTHER DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT EXCLUDED UNDER THIS AGREEMENT, EACH PARTY’S LIABILITY TO THE OTHER PARTY DURING ANY TWELVE (12) MONTH PERIOD SHALL BE LIMITED TO THE LESSOR OF (i) DIRECT DAMAGES PROVEN BY THE PARTY, OR (ii) THE AMOUNT PAID BY THE COMPANY TO THE PROVIDER UNDER THIS AGREEMENT FOR THE TWELVE (12) MONTH PERIOD PRIOR TO THE CLAIM.

The foregoing limitations do not apply to the Company’s obligation to pay the Service Fees.

THE PROVIDER SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF REVENUES OR LOSS OF PROFIT, ARISING OUT OF THE PROVISION OF THE SERVICES OR REPAIRS, NOTWITHSTANDING ADVANCE NOTICE FROM THE COMPANY THAT THE POSSIBILITY OF SUCH DAMAGE OR LOSS EXISTS.

5.3.                              Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be deemed to have been given if delivered by facsimile transmission, upon receipt, if by hand delivery, upon receipt, if sent by nationally recognized overnight courier service, one day after deposit with such, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid.  All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO THE PROVIDER:	CityNet Telecommunications, Inc. 8405 Colesville Road 6th Floor Silver Spring, Maryland 20910 Attention: General Counsel Facsimile: 301-608-8121

TO THE COMPANY:	Universal Access Global Holdings Inc. 233 S. Wacker Drive, Suite 600 Chicago, IL 60606 Attention: General Counsel Facsimile: 312-660-1290

If notice is sent by facsimile transmission, in order to be effective, such notice must also be sent by one of the other means of delivery identified above.  Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

5.4.                              Amendments.  Any term, covenant, agreement or condition of this Agreement may be amended only in a writing signed by the Company and the Provider.

5.5.                              Assignment; Successors or Assigns.  This Agreement and the rights and obligations hereunder may be assigned by the Provider upon written notice to the Company.  All rights and obligations under this Agreement shall be binding upon any and all successors or assigns.

5.6.                              Survival.  All covenants, representations and warranties made herein by the Company shall survive and not be waived by the execution and delivery of this Agreement.

5.7.                              Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

5.8.                              Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

5.9.                              Governing Law; Submission To Jurisdiction; Venue.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, EXCLUDING ITS CONFLICTS OF LAWS PRINCIPLES TO THE EXTENT SUCH PRINCIPLES WOULD LEAD TO THE APPLICATION OF A SUBSTANTIVE LAW OTHER THAN THE LAW OF THE STATE OF DELAWARE.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR IN ANY UNITED STATES DISTRICT COURT SITTING WITHIN THE STATE OF DELAWARE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND THE PROVIDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY AND THE PROVIDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. EACH OF THE COMPANY AND THE PROVIDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, THAT MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

5.10.                        Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

5.11.                        Entirety.  This Agreement represents the entire agreement of the parties hereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Maintenance Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

UNIVERSAL ACCESS, INC.

By:
Name:
Title:

CITYNET TELECOMMUNICATIONS, INC.

By:
Name:
Title:

SCHEDULE 3.2

City Rights Agreements

(1)                 Access and License Agreement dated December 8, 2000, between the Consolidated City of Indianapolis, Marion County, Indiana and the Department of Capital Asset Management (jointly as “Licensor”) and CityNet Telecommunications, Inc. as “Licensee,” as amended by the Amendment to the Access and License Agreement dated as of June 25, 2003, by and between Licensor, Licensee and Universal Access, Inc.

(2)                 License Agreement dated November 8, 2000, between the City of Albuquerque, New Mexico and CityNet Telecommunications, Inc.